CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
         -----------------------------------------



As independent public accountants, we hereby consent to all references to our Firm included in or made a part of this Post-Effective Amendment No 33.

                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP

Cincinnati, Ohio
November 17, 1995